UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2014

EveryWare Global, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-35437	45-3414553
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

519 North Pierce Avenue, Lancaster, Ohio 43130
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (740) 681-2500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.
On May 14, 2014, Anchor Hocking, LLC (“Anchor”), an indirect wholly-owned subsidiary of EveryWare Global, Inc. (the “Company”), and Oneida Ltd. (“Oneida,” and, together with Anchor, the “Borrowers”), an indirect wholly-owned subsidiary of the Company, entered into Amendment No. 1 to Second Amended and Restated Loan and Security Agreement (the “Amendment”), which amended the Second Amended and Restated Loan and Security Agreement, dated as of May 21, 2013 (as amended, supplemented or otherwise modified from time to time, the “ABL Facility Agreement”) by and among the Borrowers, Universal Tabletop, Inc., as a guarantor, each wholly-owned domestic subsidiary of the Borrowers party thereto, as guarantors, each lender from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent for the lenders party thereto.
The Amendment amended the definition of “Adjusted Availability” in the ABL Facility Agreement for the period between May 13, 2014 and May 30, 2014, which will increase the Company’s liquidity during that time. The Amendment also formally documented the agreement among the parties that the maximum amount of revolving loans was increased to $55.0 million on October 28, 2013.
The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.
Item 5.07.     Submission of Matters to a Vote of Security Holders.
On May 14, 2014, EveryWare Global, Inc. held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”). Each proposal subject to a vote at the Annual Meeting was described in detail in the Company's 2014 Proxy Statement. With respect to each of the proposals, the Company's stockholders voted as indicated below.

1.	Election of Class II Directors (Proposal 1): Stockholders voted as follows:

	For	Withheld	Broker Non-Votes
William Krueger	16,936,769	80,980	1,331,011
Ronald D. McCray	16,936,516	81,233	1,331,011
Ron Wainshal	16,926,457	91,292	1,331,011

2.
Ratification of independent registered public accounting firm (Proposal 2): Stockholders ratified the Audit Committee's appointment of BDO USA, LLP as the Company's independent registered public accounting firm for 2014, voting as follows:

For	Against	Abstentions	Broker Non-Votes
18,236,812	103,338	8,610	N/A
Item 9.01.     Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
10.1	Amendment No. 1 to Second Amended and Restated Loan and Security Agreement, dated as of May 14, 2014.
SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EVERYWARE GLOBAL, INC.

Date:	May 19, 2014	By:	/s/ Bernard Peters
		Name:	Bernard Peters
		Title:	Executive Vice President and Chief Financial Officer